As filed with the Securities and Exchange Commission on November 14, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

SI INTERNATIONAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

52-2127278

(IRS Employer Identification Number)

12012 Sunset Hills Road

Reston, Virginia 20190

(703) 234-7000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

S. Bradford Antle

President and Chief Executive Officer

SI International Inc.

12012 Sunset Hills Road

Reston, Virginia 20190

(703) 234-7000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Lawrence T. Yanowitch, Esq.

Charles W. Katz, Esq.

Morrison & Foerster LLP

1650 Tysons Boulevard

McLean, VA 22102

(703) 760-7700

Approximate date of commencement of proposed sale to public

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)(2)		Amount of Registration Fee(1)
Common Stock par value $.01 per share (3)
Preferred Stock par value $.01 per share (3)
Depositary Shares (3)
Warrants (3)
Debt Securities (3)
Guarantees of Debt Securities (3)
TOTAL	$145,862,000	(4)		$145,862,000	(4)	$15,607	(5)

(1)     The Calculation of Registration Fee Table does not reflect $4,138,000 of unissued securities of SI International Inc. registered by Registration Statement No. 333-113827, which are being offered pursuant to a combined prospectus contained in this Registration Statement in accordance with Rule 429. The Table also does not reflect the registration fee of $524.28 which was previously paid with respect to such securities.

(2)     The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) and 457(c) under the Securities Act of 1933, as amended. Subject to the limitation in Note 4, the proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance or sale of the securities registered hereunder by them. Securities registered for sale by the registrant hereunder may be sold separately, together or as units with other securities registered hereunder.

(3)    Pursuant to Rule 416 under the Securities Act, an indeterminate number of additional securities are registered hereunder that may be issued in to prevent dilution in connection with a stock split, stock dividend, recapitalization, or similar event or adjustment.

(4)     In no event will the aggregate initial offering price of all securities issued from time to time by the registrant pursuant to this registration statement (which includes securities issued hereunder by means of the combined prospectus included pursuant to Rule 429 under the Securities Act of 1933, as amended) exceed $145,862,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

(5)     Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

Explanatory Note:

Pursuant to the provisions of Rule 429 under the Securities Act of 1933, as amended, the prospectus contained in this registration statement also relates to $4,138,000 of unsold securities covered by the registration statement on Form S-3 (Registration No. 333-113827) of SI International Inc. which are being carried forward in connection with this registration statement.  The amount of securities being registered pursuant to this registration statement, together with the remaining securities registered under Registration Statement No. 333-113827, represents the maximum amount of securities which are expected to be offered for sale.  This Registration Statement shall act, upon effectiveness, as a post-effective amendment to Registration Statement No. 333-113827.

The following are co-registrants that may guarantee the debt securities:

Registrant	Jurisdiction of Organization	IRS Employer Identification Number
SI International Application Development, Inc.	Maryland	52-1089282
SI International Consulting, Inc.	Delaware	54-1868597
SI International Learning, Inc.	Maryland	52-113675
SI International Engineering, Inc.	Colorado	84-1074887
SI International Telecom Corporation	Delaware	84-1561617
MATCOM International Corp.	Delaware	54-1932253
SI International Technology Services, Inc. (f/k/a Materials, Communication and Computers, Inc.)	North Carolina	56-1375202
Bridge Technology Corporation	Virginia	54-1993245
Shenandoah Electronic Intelligence, Inc.	Virginia	54-1424743
SI International SEIT, Inc. (f/k/a SEI Technology, Inc.)	Virginia	54-1478718
Zen Technology, Inc.	Virginia	52-1886376

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant files a further amendment which specifically states that this registration statement is to become effective in accordance with Section 8(a) of the Securities Act or until the registration statement becomes effective on the date the SEC, acting under Section 8(a), determines.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject To Completion, Dated November 14, 2006

SI INTERNATIONAL INC.

$150,000,000

Common Stock, Preferred Stock, Depositary Shares,

Warrants and Debt Securities

We may from time to time offer, in one or more series, separately or together, the following:

•                  our common stock;

•                  our preferred stock;

•                  our preferred stock represented by depositary receipts;

•                  warrants to purchase our common and preferred stock;

•                  our debt securities which may be either senior debt securities or subordinated debt securities; and

•                  guarantees of our debt securities by one or more of our subsidiaries.

The aggregate initial public offering price of the securities that we may offer through this prospectus will be up to $150,000,000, when combined with the $4,138,000 of unsold securities covered by the registration statement on Form S-3 (Registration No. 333-113827) of SI International Inc. which are being carried forward in connection with this registration statement.

We will provide the specific terms of the securities offered by us in supplements to this prospectus, which we will deliver together with the prospectus at the time of sale.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Please read this prospectus and the applicable supplement carefully before you invest in any of our securities.

Our common stock is quoted on the NASDAQ Global Select Market under the symbol “SINT.”

Investing in our securities involves risks. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under the section entitled “Risk Factors” on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                 .

No dealer, salesman or other person has been authorized to give any information or to make any representations in connection with the offer made by this prospectus or any prospectus supplement other than those contained in, or incorporated by reference in, this prospectus or any prospectus supplement, and if given or made, such information or representations must not be relied upon as having been authorized by us or any agent, underwriter or dealer. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this prospectus or any prospectus supplement at any time does not imply that the information contained herein or therein is correct as of any time subsequent to their respective dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000, when combined with the $4,138,000 of unsold securities covered by the registration statement on Form S-3 (Registration No. 333-113827) of SI International Inc. which are being carried forward in connection with this registration statement.

Our prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about all of the terms of that offering. Our prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

References to “we,” “us” or “our” refer to SI International Inc. and its direct or indirect owned subsidiaries, unless the context otherwise requires. The term “you” refers to a prospective investor.

SI INTERNATIONAL INC.

We are a provider of information technology and network solutions primarily to the Federal Government. Our clients include the U.S. Air Force Space Command, the Department of State, the Federal Retirement Thrift Investment Board, the Department of Homeland Security, the Department of Agriculture, the U.S. Navy, the National Institutes of Health and the intelligence community. In addition, we provide our services to a small number of commercial entities. We combine our technology and industry expertise to provide a full spectrum of state-of-the-practice solutions and services, from design and development to implementation and operations, to assist our clients in achieving their missions. Our service offerings focus primarily on our clients’ mission-critical needs in the areas of:

•                  defense transformation;

•                  homeland defense;

•                  mission-critical outsourcing; and

•                  federal information technology modernization.

We were incorporated in Delaware in 1998.  Our principal executive offices are located at 12012 Sunset Hills Road, Reston, Virginia 20190, and our telephone number is (703) 234-7000.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the captions “Risk Factors” or “Additional Factors That May Affect Future Results” in any of our filings with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference herein, before making an investment decision. For more information, see “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995.  Also, documents that we “incorporate by reference” into this prospectus, including documents that we subsequently file with the SEC will contain forward-looking statements.   Statements in this prospectus that are not historical facts are “forward-looking statements.”  These forward-looking statements involve a number of risks and uncertainties, which are described in the Company’s filings with the SEC. These risks and uncertainties include:

•  differences between authorized amounts and amounts received by the Company under government contracts;

•  government customers’ failure to exercise options under contracts;

•  changes in federal government (or other applicable) procurement laws, regulations, policies and budgets;

•  and the Company’s ability to attract and retain qualified personnel.

When we refer to forward-looking statements or information, sometimes we use words such as “may,” “will,” “could,” “should,” “plans,” “intends,” “expects,” “believes,” “estimates,” “anticipates” and “continues.” The risk factors in this prospectus or in other statements attributable to us describe risks that may affect these statements but are not all-inclusive, particularly with respect to possible future events. Many things can happen that can cause actual results to be different from those we describe. Forward-looking statements are not guarantees of our future performance and involve risks, uncertainties and assumptions that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. There will likely be events in the future that we are not able to predict and over which we have no control. You should not place undue reliance on forward-looking statements. We do not undertake any obligation to notify you if we learn that any of the forward-looking statements or the underlying assumptions are incorrect.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we currently expect to use the net proceeds of a sale of securities by us for one or more of the following:

•                  repayment of debt;

•                  acquisition of additional businesses or technologies; and

•                  working capital and general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical consolidated ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends for the periods indicated:

	Nine months ended September 30,	Fiscal Year
	2006	2005	2004	2003	2002	2001
Ratio of Earnings to Fixed Charges	3.70	4.17	4.70	6.27	1.80	0.99
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	3.70	4.17	4.70	6.27	1.29	0.69

For purposes of calculating the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends, “earnings” represents pre-tax income from continuing operations plus fixed charges. The term “fixed charges” means the sum of interest expensed, amortization of deferred financing costs and debt discounts, and an estimate of the interest within rental expense.

DESCRIPTION OF EQUITY SECURITIES

We are a Delaware corporation. Your rights as a stockholder are governed by the Delaware General Corporation Law, our second restated certificate of incorporation and our amended and restated bylaws, as amended. The following summary of some of the material terms, rights and preferences of the capital stock is not complete. You should read our second restated certificate of incorporation, which we refer to as our charter, and amended and restated bylaws, as amended, which we refer to as our bylaws, for more complete information.

Authorized Shares

Our charter allows us to issue up to 50,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share. As of November 1, 2006, we had 12,959,159 shares of common stock outstanding and no shares of preferred stock outstanding.

Stockholder Liability

Under Delaware law, you will not be personally liable for any obligation of ours solely because you are a stockholder. Notwithstanding this limitation, common law theories of “piercing the corporate veil” may be used to impose liability on stockholders in certain instances. Also, to the extent, that we conduct operations in another jurisdiction where the law of that jurisdiction does not recognize the limitations of liability afforded by Delaware law, a third party could attempt to assert a claim against our stockholders based on our obligations.

Common Stock

Terms.    The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and do not have cumulative voting rights. Subject to the rights of any outstanding shares of our preferred stock, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available at times and in amounts as the board may determine from time to time. We do not intend to pay cash dividends in the foreseeable future and we will be prohibited from paying dividends on our common stock pursuant to the terms of our credit facility. Upon the liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to share ratably in all assets remaining after payment of, or provision for, all of our liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights and is not subject to redemption. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued in this offering will be fully paid and nonassessable.

Stock Exchange Listing.    Our common stock is traded on the NASDAQ Global Select Market under the trading symbol “SINT.”

Transfer Agent and Registrar.    The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Preferred Stock

Under the terms of our charter, the board of directors is authorized, without any need for action by our stockholders but subject to any limitations prescribed by law, to issue shares of our preferred stock in one or more series. Each series shall consist of such number of shares and have the rights, preferences, powers and restrictions, such as dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices and liquidation preferences, as the board of directors shall determine. The board of directors may issue preferred stock with voting or conversion rights that may have the effect of delaying, deferring or preventing a change in control of our company and that could adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. We currently do not have any outstanding shares of preferred stock, and we currently have no plans to issue any preferred stock.

Terms.    You should refer to the prospectus supplement relating to the offering of any preferred stock for specific terms, including the following terms:

•                  the title and stated value of those shares of preferred stock;

•                  the number of shares of preferred stock offered and the offering price of those shares of preferred stock;

•                  the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of any of those terms that apply to those shares of preferred stock;

•                  the date from which dividends on those shares of preferred stock will accumulate, if applicable;

•                  the terms and amount of a sinking fund, if any, for the purchase or redemption of those shares of preferred stock;

•                  the redemption rights, including conditions and the redemption price(s), if applicable, of those shares of preferred stock;

•                  any listing of those shares of preferred stock on any securities exchange;

•                  the terms and conditions, if applicable, upon which those shares of preferred stock will be convertible into common stock or any of our other securities, including the conversion price or rate (or manner of calculation thereof);

•                  the relative ranking and preference of those shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•                  any limitations on issuance of any series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•                  the procedures for any auction and remarketing, if any, for those shares of preferred stock;

•                  any other specific terms, preferences, rights, limitations or restrictions of those shares of preferred stock; and

•                  a discussion of federal income tax consequences applicable to those shares of preferred stock.

The terms of any preferred stock we issue through this prospectus will be set forth in a certificate of designation. We will file the certificate of designation as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus. The description of preferred stock in any prospectus supplement will not describe all of the terms of the preferred stock in detail. You should read the applicable certificate of designation for a complete description of all of the terms.

Rank.    Unless we say otherwise in a prospectus supplement, the preferred stock offered through that supplement will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

•                  senior to all classes or series of our common stock, and to all other equity securities ranking junior to those preferred shares;

•                  on a parity with all of our equity securities ranking on a parity with the preferred shares; and

•                  junior to all of our equity securities ranking senior to the preferred shares.

The term “equity securities” does not include convertible debt securities.

Dividends.    Subject to any preferential rights of any outstanding stock or series of stock, our preferred stockholders are entitled to receive dividends, when and as authorized by our board of directors, out of legally available funds. We are prohibited from paying dividends on any preferred stock pursuant to the terms of our credit facility.

Redemption.    If we provide for a redemption right in a prospectus supplement, the preferred stock offered through that supplement will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in that supplement.

Liquidation Preference.    As to any shares of preferred stock offered through this prospectus, the applicable supplement shall provide that, upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of those shares of preferred stock shall receive, before any distribution or payment shall be made to the holders of any other class or series of stock ranking junior to those shares of preferred stock in our distribution of assets upon any liquidation, dissolution or winding up, and after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to stockholders, liquidating distributions in the amount of any liquidation preference per share (set forth in the applicable supplement), plus an amount, if applicable, equal to all distributions accrued and unpaid thereon (not including any accumulation in respect of unpaid distributions for prior distribution periods if those shares of preferred stock do not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of those shares of preferred stock will have no right or claim to any of our remaining assets. In the event that, upon our voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of those outstanding shares of preferred stock and the corresponding amounts payable on all of our shares of other classes or series of equity security ranking on a parity with those shares of preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of those shares of preferred stock and all other such classes or series of equity security shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If the liquidating distributions are made in full to all holders of preferred stock entitled to receive those distributions prior to any other classes or series of equity security ranking junior to the preferred stock upon our liquidation, dissolution or winding up, then our remaining assets shall be distributed among the holders of those junior classes or series of equity shares, in each case according to their respective rights and preferences and their respective number of shares.

Voting Rights.    Unless otherwise indicated in the applicable supplement, holders of our preferred stock will not have any voting rights, except as may be required by applicable law or any applicable rules and regulations of the NASDAQ Global Select Market.

Conversion Rights.    The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock will be set forth in the prospectus supplement relating to the offering of those shares of preferred stock. These terms typically will include:

•                  the number of shares of common stock into which the preferred stock is convertible;

•                  the conversion price (or manner of calculation thereof);

•                  the conversion period;

•                  provisions as to whether conversion will be at the option of the holders of the preferred stock or at our option;

•                  the events requiring an adjustment of the conversion price; and

•                  provisions affecting conversion in the event of the redemption of that series of preferred stock.

Transfer Agent and Registrar.    We will identify the transfer agent and registrar for any series of preferred stock issued through this prospectus in a prospectus supplement.

Depositary Shares

General.    We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock. We will deposit the shares of preferred stock of any series represented by depositary shares with a depositary under a deposit agreement. We will identify the depositary in a prospectus supplement. Subject to the terms of the deposit agreement, if you own a depositary share, you will be entitled, in proportion to the fraction of the shares of preferred stock represented by your depositary share, to all of the rights and preferences to which you would be entitled if you owned the shares of preferred stock represented by your depositary share directly (including dividend, voting, redemption, conversion, subscription and liquidation rights).

The depositary shares will be represented by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of our preferred stock to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts. Upon request, we will provide you with copies of the applicable form of deposit agreement and depositary receipt.

Dividends and Other Provisions.    If you are a “record holder” (as defined below) of depositary receipts and we pay a cash dividend or other cash distribution with respect to the shares of preferred stock represented by your depositary share, the depositary will distribute all cash dividends or other cash distributions it receives in respect of the shares of preferred stock represented by your depositary receipts in proportion to the numbers of shares of depositary shares you owned on the record date for that dividend or distribution.

If we make a distribution in a form other than cash, the depositary will distribute the property it receives to you and all other record holders of depositary receipts in an equitable manner, unless the depositary determines that it is not feasible to do so. If the depositary decides it cannot feasibly distribute the property, it may sell the property and distribute the net proceeds from the sale to you and the other record holders. The amount the depositary distributes in any of the foregoing cases may be reduced by any amounts that we or the depositary is required to withhold on account of taxes.

A “record holder” is a person who holds depositary receipts on the record date for any dividend, distribution or other action. The record date for depositary shares will be the same as the record date for the shares of preferred stock represented by those depositary receipts.

Withdrawal of Preferred Stock.    If you surrender your depositary receipts, the depositary will be required to deliver certificates to you evidencing the number of shares of preferred stock represented by those receipts (but only in whole shares). If you deliver depositary receipts representing a number of depositary shares that is greater than the number of whole shares to be withdrawn, the depositary will deliver to you at the same time a new depositary receipt evidencing the fractional shares.

Redemption of Depositary Shares.    If we redeem a series of preferred stock represented by depositary receipts, the depositary will redeem depositary shares from the proceeds it receives after redemption of the preferred stock. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary will select shares to be redeemed by lot, pro rata or by any other equitable method it may determine. After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. All rights of the holders of those depositary shares will cease, except the right to receive the redemption price that the holders of the depositary shares were entitled to receive upon redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Voting the Preferred Stock.    When the depositary receives notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail information contained in the notice to you as a record holder of the depositary shares relating to the preferred stock. As a record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock), you will be entitled to instruct the depositary as to how you would like your votes to be exercised. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by your depositary shares in accordance with your instructions. We will agree to take all reasonable action that the depositary may deem necessary to enable the depositary to do this. If you do not send specific instructions the depositary will not vote the shares of preferred stock represented by your depositary shares.

Liquidation Preference.    In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, you will be entitled, as a record holder of depositary shares, to the fraction of the liquidation preference accorded each applicable share of preferred stock, as has been set forth in a prospectus supplement.

Conversion of Preferred Stock.    Our depositary shares, as such, are not convertible into common stock or any of our other securities or property. Nevertheless, if so specified in a prospectus supplement, the depositary receipts may be surrendered by their holders to the depositary with written instructions to the depositary to instruct us to cause conversion of the preferred stock represented by the depositary shares into whole common or preferred stock, as the case may be. We will agree that, upon receipt of this type of instruction and any amounts payable, we will convert the depositary shares using the same procedures as those provided for delivery of preferred stock to effect such conversion. If the depositary shares are to be converted in part only, one or more new depositary receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if such conversion will result in issuance of a fractional share, we will pay an amount of cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement.    We and the depositary may amend the form of depositary receipt and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters your rights as a holder of depositary shares will not be effective unless the holders of at least a majority of the depositary shares then outstanding approve the amendment. The deposit agreement will only terminate if:

•                  we redeem all outstanding depositary shares;

•                  we make a final distribution in respect of the related shares of preferred stock to which the depositary shares and agreement relate, including in connection with any liquidation, dissolution or winding up and the distribution has been distributed to the holders of depositary shares; or

•                  each related share of preferred stock to which the depositary shares and agreement relate shall have been converted into shares of beneficial interest not so represented by depositary shares.

Resignation and Removal of Depositary.    The depositary may resign at any time by delivering notice to us of its election to do so. Additionally, we may remove the depositary at any time. Any resignation or removal will take effect when we appoint a successor depositary and the successor accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A successor depositary must be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50 million.

Charges of Depositary.    We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the shares of preferred stock and issuance of depositary receipts, all withdrawals of preferred stock by owners of the depositary shares and any redemption of the shares of preferred stock. You will pay other transfer and other taxes, governmental charges and other charges expressly provided for in the deposit agreement.

Miscellaneous.    The depositary will forward to you all reports and communications from us that we are required, or otherwise determine, to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary’s gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting shares of preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Warrants

We may issue warrants for the purchase of common or preferred stock. If we offer warrants, we will describe the terms in a prospectus supplement. Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to stockholders and may be attached to or separate from other securities. Warrants may be issued under a written warrant agreement to be entered into between us or the holder or beneficial owner, or we could issue warrants pursuant to a written warrant agreement with a warrant agent specified in a prospectus supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of such warrants.

The following are some of the warrant terms that could be described in a prospectus supplement:

•                  the title of the warrant;

•                  the aggregate number of warrants;

•                  the price or prices at which the warrant will be issued;

•                  the designation, number and terms of the shares of preferred stock or shares of common stock that may be purchased on exercise of the warrant;

•                  the date, if any, on and after which the warrant and the related securities will be separately transferable;

•                  the price at which each security purchasable on exercise of the warrant may be purchased;

•                  the dates on which the right to purchase the securities purchasable on exercise of the warrant will begin and end;

•                  the minimum or maximum number of securities that may be purchased at any one time;

•                  any anti-dilution protection;

•                  information with respect to book-entry procedures, if any;

•                  a discussion of certain federal income tax considerations; and

•                  any other warrant terms, including terms relating to transferability, exchange or exercise of the warrant.

Registration Rights Agreement

In October 1998, we entered into a registration rights agreement with various holders of our outstanding common stock.  Pursuant to the terms of the registration rights agreement, these stockholders have the right to require us to file a registration statement on Form S-1 under the Securities Act to permit their shares to be sold in the public market. This right may be exercised on three occasions. These stockholders also have the right to require us on unlimited occasions to file additional registration statements on Form S-3 in order to permit their shares to be sold in the public markets. In addition, in the event that we decide to register any of our securities under the Securities Act, we are required, with certain exceptions, to include in our registration the registrable securities of any holder who so requests.  The expenses incurred in such registrations will be borne by us.

Certain Provisions of Delaware Law and Our Charter and Bylaws

The following summary of certain provisions of the Delaware General Corporation Law and our charter and bylaws is not complete. You should read the Delaware General Corporation Law and our charter and bylaws for more complete information. The business combination provisions of Delaware law, which are discussed below, and the provisions of our charter and bylaws that are discussed below could have the effect of delaying or preventing a takeover transaction or a change in our control. These provisions could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offer, even if the offer contains a premium price for holders of common stock or otherwise benefits stockholders.

Delaware Takeover Statute.    We are subject to Section 203 of the General Corporation Law of the State of Delaware, which, in general, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that the person or entity became an interested stockholder. A business combination includes mergers and asset sales involving the interested stockholder and other transactions resulting in a financial benefit to the interested stockholder. An interested stockholder is, in general, any entity or person who owns, or within the last three years has owned, 15% or more of the outstanding voting stock. This provision could discourage takeover attempts, including attempts that might result in the payment of a premium over the market price for shares of our common stock.

Removal of Directors.    Our charter provides that, subject to the rights of the holders of any series of preferred stock then outstanding, directors may be removed only for cause by the affirmative vote of holders of two-thirds of the shares of our stock that are entitled to vote. Any vacancy on the board of directors, regardless of the reason for the vacancy and subject to the rights of the holders of any series of preferred stock then outstanding, may be filled only by vote of the majority of the directors then in office. The limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of us.

Advance Notice.    Our charter also provides that all stockholder actions must be effected at a duly called meeting and may not be taken by written action in lieu of a meeting. All stockholder action must be properly brought before any stockholder meeting which, according to our bylaws, means that proper notice must be given for, or waived at, a stockholder meeting. In addition, special stockholder meetings may only be called by the Chairman of the Board, the President or pursuant to a resolution adopted by a majority of our entire board of directors. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of our outstanding voting securities until a meeting is called. These provisions could also discourage a potential acquiror from making a tender offer for our common stock because, even if able to acquire a majority of our outstanding voting securities, a potential acquiror would only be able to take actions such as electing new directors or approving business combinations or mergers at duly called stockholder meeting, and not by written consent.

Staggered Board.    Our charter provides for the division of our board of directors into three classes with staggered three-year terms. The existence of a staggered board of directors could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of our board of directors.

Limitations of Liability and Indemnification Matters.    Pursuant to our bylaws, each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of our company or is or was serving at our request as a director, officer, employee or agent of another company or of a partnership, joint venture trust or other enterprise, will be indemnified and held harmless by us to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification will continue until the indemnitee has ceased to be a director, officer, employee or agent.

Our charter specifically provides that our directors are not personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•                  for any breach of the director’s duty of loyalty to us or our stockholders,

•                  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•                  under Section 174 of the Delaware General Corporation Law, or

•                  for any transaction from which the director derived any improper personal benefit;

provided that, if the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the amended Delaware General Corporation Law.

We have entered into indemnity agreements with our directors and certain of our officers, which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director or executive officer of SI International Inc., and otherwise to the fullest extent permitted under Delaware law and our bylaws. These agreements are in addition to the indemnification provided to our officers under our bylaws in accordance with Delaware law.

DESCRIPTION OF DEBT SECURITIES

We may use this prospectus to offer debt securities. If we offer debt securities, we will prepare and distribute a prospectus supplement that describes the specific terms of the debt securities. In this section of the prospectus, we describe the general terms we expect all debt securities to have. We also identify some of the specific terms that will be described in a prospectus supplement. Although we expect that any debt securities we offer with this prospectus will have the general terms we describe in this section, our debt securities may have terms that are different from or inconsistent with the general terms we describe here. Therefore, you should read the prospectus supplement carefully.

General Terms of Debt Securities

Unless we say otherwise in a prospectus supplement, debt securities we offer through this prospectus:

•                  will be our general, direct and unsecured obligations;

•                  may or may not be guaranteed by one or more of our subsidiaries; and

•                  may be either senior debt securities or subordinated debt securities.

Senior debt securities will rank equally with all of our other unsecured and unsubordinated obligations. Subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior debt in the manner we describe in a prospectus supplement.

If the debt securities are guaranteed by one or more of our subsidiaries, unless we say otherwise in a prospectus supplement, the guarantee:

•                  will be the guarantor’s general, direct and unsecured contingent obligation;

•                  if a guarantee of senior debt securities, will rank on an equal basis with all other unsecured and senior obligations of the guarantor; and

•                  if a guarantee of subordinated debt securities, will be subordinate and junior in right of payment to all of the guarantor’s present and future senior debt.

We may incur additional debt, subject to limitations in the agreements governing our revolving credit facilities and other notes we may have issued.

Unless we say otherwise in a prospectus supplement:

•                  debt securities we offer through this prospectus will not limit the amount of other debt that we may incur;

•                  you will not have any protection if we engage in a highly leveraged transaction, a restructuring, a transaction involving a change in control, or a merger or similar transaction that may adversely affect holders of the debt securities; and

•                  we will not list the debt securities on any securities exchange.

The Indentures

Any debt securities we offer through this prospectus will be issued under an indenture between us and a trustee. We have filed with the SEC two “base indentures” that are exhibits to the registration statement that includes this prospectus. The senior indenture describes the general terms of senior debt securities we may issue. In addition to describing the general terms of subordinated debt securities that we may issue, the subordinated indenture includes additional terms describing the subordination provisions of these securities. The indentures will be subject to the Trust Indenture Act of 1939, as amended.

The base indentures do not include all the terms of debt securities we may issue through this prospectus. If we issue debt securities through this prospectus, our board of directors will establish the additional terms for each series of debt securities. The additional terms will be set forth in a supplemental indenture or in a resolution of our board of directors. The base indentures describe the additional terms that may be established and we summarize the additional terms that may be established under “—Additional Terms of Debt Securities,” below.

We have summarized the provisions of the base senior indenture and the base subordinated indenture below. The summary is not complete. You should read the indentures for provisions that may be important to you. The extent, if any, to which the provisions of the base indentures apply to particular debt securities will be described in the prospectus supplement relating to those securities. You should read the prospectus supplement for more information regarding any particular issuance of debt securities.

Additional Terms of Debt Securities

As described above, the terms of a particular series of debt securities we offer through this prospectus will be established by our board of directors when we issue the series. We will describe the terms of the series in a prospectus supplement. The base indentures provide that the terms that may be established include the following:

•                  Title.    The title of the debt securities offered.

•                  Amount.   Any limit upon the total principal amount of the series of debt securities offered.

•                  Maturity.    The date or dates on which the principal of and premium, if any, on the offered debt securities will mature or the method of determining such date or dates.

•                  Interest Rate.    The rate or rates (which may be fixed or variable) at which the offered debt securities will bear interest, if any, or the method of calculating such rate or rates.

•                  Interest Accrual.    The date or dates from which interest will accrue or the method by which such date or dates will be determined.

•                  Interest Payment Dates.    The date or dates on which interest will be payable and the record date or dates to determine the persons who will receive payment.

•                  Place of Payment.    The place or places where principal of, premium, if any, and interest, on the offered debt securities will be payable or at which the offered debt securities may be surrendered for registration of transfer or exchange.

•                  Optional Redemption.    The period or periods within which, the price or prices at which, the currency or currencies (if other than in U.S. dollars), including currency unit or units, in which, and the other terms and conditions upon which, the offered debt securities may be redeemed (or called away), in whole or in part, at our option, if we have that option.

•                  Mandatory Redemption.    The obligation, if any, we have to redeem or repurchase the offered debt securities pursuant to any sinking fund or similar provisions or upon the happening of a specified event or at the option of a holder; and the period or periods within which, the price or prices at which, the currency or currencies (if other than in U.S. dollars), including currency unit or units, in which, and the other terms and conditions upon which, such offered debt securities shall be redeemed or purchased, in whole or in part.

•                  Denominations.    The denominations in which the offered debt securities are authorized to be issued.

•                  Currency.    The currency or currency unit in which the offered debt securities may be denominated and/or the currency or currencies, including currency unit or units, in which principal of, premium, if any, and interest, if any, on the offered debt securities will be payable and whether we or the holders of the offered debt securities may elect to receive payments in respect of the offered debt securities in a currency or currency unit other than that in which the offered debt securities are stated to be payable.

•                  Indexed Principal.    If the amount of principal of, or premium, if any, or interest on, the offered debt securities may be determined with reference to an index or pursuant to a formula or other method, the manner in which such amounts will be determined.

•                  Payment on Acceleration.    If other than the principal amount, the amount which will be payable upon declaration of the acceleration of the maturity or the method by which such portion shall be determined.

•                  Special Rights.    Provisions, if any, granting special rights to the holders of the offered debt securities if certain specified events occur.

•                  Modifications to Indenture.    Any addition to, or modification or deletion of, any event of default or any of the covenants specified in the indenture with respect to the offered debt securities.

•                  Tax “Gross-Up.”    The circumstances, if any, under which we will pay additional amounts on the offered debt securities held by non-U.S. persons for taxes, assessments or similar charges.

•                  Registered or Bearer Form.    Whether the offered debt securities will be issued in registered or bearer form or both.

•                  Dates of Certificates.    The date as of which any offered debt securities in bearer form and any temporary global security representing outstanding securities are dated, if other than the original issuance date of the offered debt securities.

•                  Forms.    The forms of the debt securities and interest coupons, if any, of the series.

•                  Registrar and Paying Agent.    If other than the trustee under the applicable indenture, the identity of the registrar and any paying agent for the offered debt securities.

•                  Defeasance.    Any means of defeasance or covenant defeasance that may be specified for the offered debt securities.

•                  Global Securities.    Whether the offered debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary or its nominee, if any, for the global security or securities and the circumstances under which beneficial owners of interests in the global security may exchange those interests for certificated debt securities to be registered in the names of or to be held by the beneficial owners or their nominees.

•                  Documentation.    If the offered debt securities may be issued or delivered, or any installation of principal or interest may be paid, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in the applicable indenture, the form of those certificates, documents or conditions.

•                  Payees.    If other than as provided in the applicable indenture, the person to whom any interest on any registered security of the series will be payable and the manner in which, or the person to whom, any interest on any bearer securities of the series will be payable.

•                  Definitions.    Any definitions for the offered debt securities of that series that are different from or in addition to the definitions included in the applicable indenture, including, without limitation, the definition of “unrestricted subsidiary” to be used for such series.

•                  Subordination.    In the case of the subordinated indenture, the relative degree to which the offered debt securities shall be senior to or junior to other debt securities, whether currently outstanding or to be offered in the future, and to other debt, in right of payment.

•                  Guarantees.    Whether the offered debt securities are guaranteed and, if so, the identity of the guarantors and the terms of the offered guarantees (including whether and the extent to which the guarantees are subordinated to other debt of the guarantors).

•                  Conversion.    The terms, if any, upon which the offered debt securities may be converted or exchanged into or for our shares of common stock, preferred stock or other securities or property.

•                  Restrictions.    Any restrictions on the registration, transfer or exchange of the offered debt securities.

•                  Other Terms.    Any other terms not inconsistent with the terms of the applicable indenture pertaining to the offered debt securities or which may be required or advisable under U. S. laws or regulations or advisable, as we determine, in connection with marketing of debt securities of the series.

Form of Securities and Related Matters

Registered or Bearer Form.    Debt securities may be offered in either registered or bearer form.

•                  If the debt securities are in registered form, we may treat the person who is named in the register as the owner of the debt securities for all purposes, including payment, exchange and transfer.

•                  If we issue debt securities in bearer form, we will issue those debt securities only to non-U.S. persons and may treat the bearer of the securities as the owner for all purposes, including payment, exchange and transfer. If we issue debt securities in bearer form, we will describe special offering restrictions and material U.S. federal income tax consequences relating to the offered debt securities in a prospectus supplement.

Denominations.    Unless we say otherwise in a prospectus supplement, we will issue debt securities in denominations of:

•                  U.S. $1,000 (or multiples of $1,000) if we issue the debt securities in registered form; and

•                  U.S. $5,000 (or multiples of $5,000) if we issue debt securities in bearer form.

Payment Currencies and Indexed Securities.    We may offer debt securities for which:

•                  the purchase price is payable in a currency other than U.S. dollars;

•                  the securities are denominated in a currency other than U.S. dollars; or

•                  the principal or interest of, or any other amount due on, the offered debt securities is in a currency other than U.S. dollars.

The other currency may be a currency unit comprised of various currencies. Payments on debt securities may also be based on an index.

Payment, Transfer and Exchange.    Unless we say otherwise in a prospectus supplement, we will maintain an office or agency for paying principal, interest and other amounts on the debt securities. We will notify you of the location of that office and of any change in the office’s location. At our option, however, we may make any interest payments on debt securities issued in registered form by:

•                  mailing checks to you at the address you specify; or

•                  wire transfer of immediately available funds to an account you specify.

Unless we say otherwise in a prospectus supplement, we will pay interest to the person whose name is in the register at the close of business on the regular record date for such interest.

We will describe in a prospectus supplement how we will pay amounts owing on bearer securities. We will only pay amounts owing on bearer securities at an office outside the United States.

Unless we say otherwise in a prospectus supplement, you may transfer or exchange debt securities issued in registered form at an agency that we designate. You may transfer or exchange debt securities without service charge, although we may require you to pay any related tax or other governmental charge.

Global Securities

We may issue debt securities of a series in the form of one or more fully registered global securities. Each registered global security will:

•                  be registered in the name of a depositary or a nominee for the depositary;

•                  be deposited with the depositary or nominee or a custodian therefor; and

•                  bear a legend regarding the restrictions on exchanges and registration of transfer and any such other appropriate matters.

If we issue a registered global security, we will only transfer or exchange it for another global security issued to the depositary, its successor or their nominees, until we issue securities in definitive form.

After we issue a registered global security and deposit that registered global security with or on behalf of the depositary, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the registered global security to the accounts of institutions that have accounts with the depositary. We refer to institutions that have accounts with the depositary as “participants.” The underwriters or agents engaging in the distribution of the debt securities will designate the accounts to be credited. We will designate the accounts to be credited if we offer and sell the debt securities directly. You may only own a beneficial interest in registered debt securities if you are a participant or hold your interest through a participant. Your interest will be shown on, and transfers of your interest will only be effected through, records maintained by the depositary for the registered global security or by its nominee and/or records maintained by the participants.

We will treat the depositary for a registered global security, or its nominee, as the sole owner or holder of the debt security represented by the registered global security for all purposes under each indenture as long as it is the owner of the debt security. Accordingly, if you own a beneficial interest in a registered global security, you must rely on the procedures of the depositary (and, if you are not a participant, you must rely on the procedures of the participant through which you own your interest), to exercise any of your rights under the indenture. We understand that under existing industry practices, depositaries authorize participants to give or take instructions or take actions required or permitted under indentures, and participants authorize beneficial owners owning through such participants to give or take instructions or actions or act upon the instructions of beneficial owners holding through them.

Unless we say otherwise in a prospectus supplement, we will make payments with respect to principal, premium, if any, and interest on the debt securities represented by a registered global security to the depositary or its nominee, as the case may be. We expect that the depositary will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security. We also expect that participants will act pursuant to standing instructions and customary practices. We, the respective trustees and our agents or agents of the respective trustees will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any registered global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Unless we say otherwise in a prospectus supplement, we will issue debt securities in certificated form in exchange for a registered global security:

•                  if the depositary for the registered global security ceases to be registered as a clearing agency under applicable law or is not willing or able to provide securities depositary services with respect to the registered global security and a successor depositary is not appointed by us within 90 days; or

•                  if an event of default, or an event which, with the giving of notice or lapse of time or both, would constitute an event of default, occurs with respect to the debt securities represented by the registered global security and such event of default continues for a period of 90 days.

In addition, unless we say otherwise in a prospectus supplement, we will have the right not to have any of the debt securities of a series represented by one or more registered global securities. If we make that determination, we will issue debt securities of such series in certificated form in exchange for all of the registered global securities representing such series of debt securities.

You should note that the laws of some states may require that you take physical delivery of global securities in definitive form. Such laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depositary, or its nominee, identified in a prospectus supplement. We may issue bearer global securities in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in a prospectus supplement.

Certain Covenants

We will describe any material covenants in respect of any series of debt securities in a prospectus supplement.

Consolidation, Merger, Sale of Assets

Unless we say otherwise in a prospectus supplement, each indenture will provide that we will not, in a single transaction or a series of related transactions, engage in any of the following transactions if any of these transactions would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of our property and assets to any other person or group of affiliated persons:

•                  consolidate with or merge with or into any other person;

•                  sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets to any person or group of affiliated persons; or

•                  permit any of our subsidiaries to enter into any such transaction or transactions.

In order to engage in any such transaction, we must satisfy all of the following conditions:

•                  either

•                  we must be the continuing company, or

•                  the surviving entity must be an entity duly organized and validly existing under U.S. laws, any state or the District of Columbia, and the surviving entity must assume, by a supplemental indenture in a form reasonably satisfactory to the trustee, all obligations under the applicable debt securities and the related indenture;

•                  immediately before and immediately after giving effect to such transactions, no default or event of default under the debt securities shall have occurred and be continuing;

•                  immediately after giving effect to such transaction on a pro forma basis, our consolidated net worth (as defined in the applicable indenture) (or the surviving entity if we are not the continuing obligor under the indenture) is equal to or greater than our consolidated net worth immediately prior to such transaction;

•                  immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), we (or the surviving entity if we are not the continuing obligor under the indenture) could incur $1.00 of additional debt without violating any applicable provisions of the indenture limiting debt;

•                  each guarantor of the debt securities, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its guarantee will apply to such person’s obligations under the indenture and the debt securities;

•                  if any of our assets would become subject to any lien, any provisions of the indenture limiting liens are complied with; and

•                  we or the surviving entity has delivered, or caused to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an officers’ certificate and an opinion of counsel, each to the effect that each consolidation, merger, transfer, sale, assignment, lease or other transaction and the supplemental indenture relating to such transaction comply with the provisions of the applicable indenture and that all conditions precedent provided for in the indenture relating to the transaction have been met.

Unless we say otherwise in a prospectus supplement, each indenture for debt securities that are guaranteed will provide for similar restrictions on any guarantor.

Subordination

Generally.    Unless we say otherwise in a prospectus supplement, the payment of principal, premium, if any, and interest on subordinated debt securities will be subordinated (or junior) to the prior payment in full of all of any of our present and future “senior debt.” This means that we must pay all present and future senior debt before we pay amounts due to holders of subordinated debt securities if we liquidate, dissolve, reorganize or go through a similar process. After making these payments, we may not have sufficient assets remaining to pay the amounts due to holders of subordinated debt securities or equity securities.

We will describe what debt is defined as “senior” with respect to any subordinated debt securities we offer in a prospectus supplement, but senior debt will generally include bank debt and certain other pre-existing debts.

Payment Blockage for Payment Defaults.    Unless we say otherwise in a prospectus supplement, if we have defaulted in the payment of any “designated senior debt,” we may not:

•                  pay any principal, premium, if any, or interest on subordinated debt securities; or

•                  purchase, redeem, defease, or otherwise acquire any subordinated debt securities.

We will describe “designated senior debt” in a prospectus supplement. This prohibition will not affect any payment we have already made to defease debt securities (as described under “—Defeasance or Covenant Defeasance of Indenture,” below).

We must resume payment on subordinated debt securities, and make any payments we have missed, when one of the following has occurred:

•                  the designated senior debt has been discharged or paid in full;

•                  the holders of designated senior debt have waived payment; or

•                  the payment default has otherwise been cured or ceased to exist.

Payment Blockage for Non-Payment Defaults.    Unless we say otherwise in a prospectus supplement, we will also be prohibited from paying any amounts or distributing any assets as described with respect to payment defaults if:

•                  we have defaulted on designated senior debt in a way that does not involve a failure to pay amounts but accelerates payment; and

•                  we and the trustee for the subordinated debt securities have received written notice of this default.

Unless we say otherwise in a prospectus supplement, we will be required to suspend payments and distributions on our subordinated debt securities starting when we receive notice of the applicable default. We may and must resume payments on our subordinated debt securities, and make any payments we have missed, upon the earliest of:

•                  the date that is 179 days after receipt of notice (unless we have previously been required to pay all amounts owing on the applicable designated senior debt);

•                  the date the default and all other similar defaults as to which notice has been given shall have been cured, waived or shall have ceased to exist;

•                  the date the applicable designated senior debt (and all other designated senior debt as to which notice has been given) shall have been discharged or paid in full; and

•                  the date on which we or the trustee receives written notice from the representative of holders of designated senior debt or the holders of at least a majority of the designated senior debt terminating the blockage period.

Any number of notices of non-payment defaults may be given, but during any 365-day consecutive period only one blockage period may commence and the period may not exceed 179 days. No non-payment default with respect to senior debt that existed or was continuing on the date a blockage period for our subordinated debt securities commenced may be made the basis of another blockage period for those securities whether or not within a period of 365 consecutive days, unless at least 90 consecutive days have elapsed since the default was cured or waived.

Subsidiary Guarantees.    We will tell you in a prospectus supplement whether and to what extent debt securities will be guaranteed by one or more of our subsidiaries. Unless we say otherwise in a prospectus supplement, any guarantee of subordinated debt securities will be an unsecured subordinated obligation of the guarantor. As such, the guarantees will either rank on an equal basis with or senior to all other existing and future debt of the guarantor that is expressly subordinated to senior debt of the subsidiary. Unless we say otherwise in a prospectus supplement:

•                  guarantees will be subordinated to the same extent as the debt securities are subordinated to our obligations; and

•                  payment on guarantees will be blocked in the same circumstances as payment of the debt securities is blocked.

Structural Subordination.    Debt securities may be offered without guarantees, and even if there are guarantees, any subsidiary may elect not to join in the guarantee. If any non-guarantor entity is involved in a bankruptcy, liquidation or reorganization, the non-guarantor entity will pay the holders of its debt and its trade creditors before it will be able to distribute any assets to its parent. The indentures may not limit the amount of debt that these entities may incur. Therefore, you should only look to our assets and any assets of the guarantor entities for repayment of obligations under the debt securities.

Default Provisions

Events of Default.    Unless we say otherwise in a prospectus supplement, each of the following is an event of default as to any of our senior or subordinated debt securities:

1.                    A default in the payment of any interest on any debt security of that series when it becomes due and payable, if the default continues for a period of 30 days.

2.                    A default in the payment of the principal of (or premium, if any, on) any debt security of that series at its maturity (upon acceleration, optional or mandatory redemption, required purchase or otherwise).

3.                    Either of the following:

(a)    default in the performance, or breach, of any covenant or agreement by us or any guarantor under the applicable indenture (other than a default in the performance, or breach of a covenant or agreement which is specifically dealt with in clause (1) or (2) above or in clause (b) of this clause (3)) and such default or breach continues for a period of 30 days after written notice has been given by certified mail:

(i)    to us by the trustee; or

(ii)   to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series.

(b)   there shall be a default in the performance or breach of the provisions of the indenture relating to consolidation, merger, or sale of assets.

4.                    One or more defaults shall have occurred under any agreements, indentures or instruments under which we, any guarantor or certain other subsidiaries (identified in the applicable indenture as restricted subsidiaries) then has outstanding debt in excess of $10 million in the aggregate if, as a result of the default, the full amount of the debt is due and owing.

5.                    Any guarantee shall for any reason cease to be, or be asserted in writing by any guarantor or us not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the applicable indenture and any such guarantee.

6.                    One or more judgments, orders or decrees for the payment of money in excess of $10 million, either individually or in the aggregate (net of amounts covered by insurance, bond, surety or similar instrument) shall be entered against us, any guarantor or any restricted subsidiary or any of their respective properties and shall not be discharged and there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect.

7.                    Any holder or holders of at least $10 million in aggregate principal amount of debt, or the debt of any guarantor or any restricted subsidiary, shall, after a default under such debt, notify the trustee of the intended sale or disposition of any assets, or the assets of any guarantor or any restricted subsidiary, that have been pledged to or for the benefit of such holder or holders to secure such debt or shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of such debt or to collect on, seize, dispose of or apply in satisfaction of debt, our assets or any restricted subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements).

8.                    There shall have been the entry by a court of competent jurisdiction of:

(a)    a decree or order for relief in respect of us, any guarantor or any restricted subsidiary in an involuntary case or proceeding, under any applicable bankruptcy law, or

(b)   a decree or order adjudging us, any guarantor or any restricted subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of us, any guarantor or any restricted subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of us, any guarantor or any restricted subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days.

9.                    We, any guarantor, or any restricted subsidiary do any of the following:

(a)    commence a voluntary case or proceeding under any applicable bankruptcy law or any other case or proceeding to be adjudicated bankrupt or insolvent;

(b)   consent to the entry of a decree or order for relief in respect of us, any guarantor or such restricted subsidiary in an involuntary case or proceeding under any applicable bankruptcy law or to the commencement of any bankruptcy or insolvency case or proceeding against us or it; or

(c)    file a petition or answer or consent seeking reorganization or relief under any applicable federal or state law.

10.              We, any guarantor, or any restricted subsidiary do any of the following:

(a)    consent to the filing of a petition for the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of us, any guarantor or such restricted subsidiary or of any substantial part of our or their respective property;

(b)   make an assignment for the benefit of creditors; or

(c)    admit in writing the inability to pay debts generally as they become due.

11.              Any other event of default provided with respect to the debt securities of that series.

Waiver of Default.    Unless we say otherwise in a prospectus supplement, holders of not less than a majority of the debt securities of a series may waive any past default except for:

•                  a payment default; or

•                  a default on any provision that requires the consent of all holders to modify.

Acceleration of Payment.    Unless we say otherwise in a prospectus supplement, each indenture will provide that if an event of default (other than one of the events specified in clauses 8, 9 and 10 above) occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of the applicable series outstanding may, and the trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on, all the debt securities of the applicable series to be due and payable immediately by a notice given in writing to us (and to the trustee if given by the holders of the debt securities of the applicable series). The trustee may, then, at its discretion, proceed to protect and enforce the rights of the holders of the applicable debt securities by appropriate judicial proceeding. Unless we say otherwise in a prospectus supplement, if an event of default specified in clauses 8, 9 and 10 above occurs and continues, then all the debt securities of the applicable series shall without further action become and be immediately due and payable, in an amount equal to the principal amount of the debt securities of the applicable series, together with accrued and unpaid interest, if any, to the date the debt securities become due and payable, without any declaration or other act on the part of the trustee or any holder. The trustee or, if notice of acceleration is given by the holders of the debt securities of the applicable series, the holders of the debt securities of the applicable series shall give notice to the agent under any credit agreement of such acceleration.

Waiver of Acceleration.    Unless we say otherwise in a prospectus supplement, each indenture will provide that, after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the debt securities, by written notice to us and the trustee, may rescind and annul such declaration if:

•                  we have paid, or deposited with the trustee a sum sufficient to pay,

•                  all sums paid or advanced by the trustee under the applicable indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel,

•                  all overdue interest on all debt securities of the applicable series,

•                  the principal of and premium, if any, on any debt securities of the applicable series which have become due otherwise than by such declaration of acceleration, plus interest thereon at the rate borne by the debt securities,

•                  to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the debt securities, and

•                  all events of default, other than the non-payment of principal of the debt securities which have become due solely by such declaration of acceleration, have been cured or waived.

Notices of Default.    Unless we say otherwise in a prospectus supplement, each indenture will provide that we are also required to notify the trustee within five business days of the occurrence of any default. Unless we say otherwise in a prospectus supplement, we are required to deliver to the trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year, a written statement as to compliance with the indenture, including whether or not any default has occurred.

Obligations of Trustee.    Unless we say otherwise in a prospectus supplement, the trustee is under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of the debt securities unless they shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities that might be incurred thereby.

The Trust Indenture Act limits the trustee, should it become a creditor of ours or of any guarantor, from obtaining payment of claims in certain cases or realizing certain property received by it in respect of those claims, as security or otherwise. The trustee is permitted to engage in certain other transactions as long as, if it acquires any conflicting interest and an event of default occurs, it either cures the conflict or resigns as trustee.

For information regarding the acceleration of a portion of the principal amount of any original issue discount securities on the occurrence of an event of default, please read the prospectus supplement relating to the issuance of those securities.

Defeasance or Covenant Defeasance of an Indenture

Unless we say otherwise in a prospectus supplement, we will be able to discharge our obligations under debt securities and the obligations of any guarantor of debt securities at any time by taking the actions described below. The discharge of all obligations using this process is known as “defeasance.” If we defease debt securities, all obligations under the series of debt securities that is defeased will be deemed to have been discharged, except for:

•                  the rights of holders of outstanding debt securities to receive solely from funds deposited for this purpose payments in respect of the principal of, premium, if any, and interest on those debt securities when the payments are due;

•                  the obligations with respect to the debt securities concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities, and the maintenance of an office or agency for payment and money for security payments held in trust;

•                  the rights, powers, trusts, duties and immunities of the trustee;

•                  the defeasance provisions of the applicable indenture; and

•                  if the debt security is convertible, the right of the holder to convert the debt security pursuant to the terms of the debt security.

We will also be able to free ourselves from certain covenants that are described in an indenture by taking the actions described below. The discharge of obligations using this process is known as “covenant defeasance.” If we defease covenants under debt securities, then certain events (not including non-payment, enforceability of any guarantee, bankruptcy and insolvency events) described under “—Events of Default” will no longer constitute an event of default with respect to the debt securities.

Unless we say otherwise in a prospectus supplement, in order to exercise either defeasance or covenant defeasance as to the outstanding debt securities of a series:

•                  we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities, cash in U.S. dollars, U.S. government obligations (as defined in the applicable indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the trustee, to pay and discharge the principal of, premium, if any, and interest on the debt securities of the applicable series on the stated maturity of such principal or installment of principal or interest (or on the “defeasance redemption date” as defined in the prospectus supplement, if when exercising either defeasance or covenant defeasance, we have delivered to the trustee an irrevocable notice to redeem all of the outstanding debt securities of the applicable series on the defeasance redemption date);

•                  in the case of defeasance, we will deliver to the trustee an opinion of independent counsel in the U.S. confirming that either:

•                  we have received from, or there has been published by, the Internal Revenue Service a ruling; or

•                  since the date we issued the applicable debt securities, there has been a change in the applicable federal income tax law the effect of either being that the holders of the outstanding debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•                  in the case of covenant defeasance, we will deliver to the trustee an opinion of independent counsel in the U.S. to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

•                  no default or event of default shall have occurred and be continuing on the date of such deposit or insofar as clause 7 or 8 under the first paragraph under “—Events of Default” are concerned, at any time during the period ending on the 91st day after the date of deposit;

•                  the defeasance or covenant defeasance shall not cause the trustee for the applicable debt securities to have a conflicting interest with respect to any of our securities or securities of any guarantor;

•                  the defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we or any guarantor is a party or by which we or it is bound;

•                  we will deliver to the trustee an opinion of independent counsel to the effect that:

•                  the trust funds will not be subject to any rights of holders of senior debt or guarantor senior debt, including, without limitation, those arising under the indenture, and

•                  after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

•                  we will deliver to the trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of the debt securities or any guarantee over other creditors or creditors of any guarantor with the intent of defeating, hindering, delaying or defrauding creditors, creditors of any guarantor or others;

•                  no event or condition shall exist that would prevent us from making payments of the principal of, premium, if any, and interest on the debt securities on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and

•                  we will deliver to the trustee an officers’ certificate and an opinion of independent counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been met.

Modifications and Amendments

Unless we say otherwise in a prospectus supplement, we, any guarantor and the trustee may modify and amend either indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt security of all series affected by the modification or amendment:

•                  change the stated maturity of the principal of, or any installment of interest on, any debt security;

•                  reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof;

•                  change the coin or currency in which the principal of any debt security or any premium or the interest thereon is payable;

•                  impair the right to institute suit for the enforcement of any such payment after the stated maturity of the debt security thereof (or in the case of redemption, on or after the redemption date);

•                  reduce the percentage in principal amount of outstanding debt securities of any series for which the consent of the holders is required for any such supplemental indenture, or for any waiver of compliance with certain provisions of the indenture or certain defaults or with respect to any guarantee;

•                  modify any of the provisions that relate to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or that relate to the waiver of certain covenants, except to increase the percentage in principal amount of outstanding debt securities required to take such actions or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

•                  except as otherwise permitted under “—Consolidation, Merger, Sale of Assets,” permit the assignment or transfer by us or any guarantor of any of our or its rights and obligations under the indenture; or

•                  amend or modify any provisions of the indenture relating to the subordination of the debt security or any guarantee in any manner adverse to the holders of the debt securities or any guarantee.

Unless we say otherwise in a prospectus supplement, we, any guarantor and the trustee may modify and amend either indenture without the consent of the holders if the modification or amendment does only the following:

•                  causes each indenture to be qualified under the Trust Indenture Act or adds provisions expressly required under the Trust Indenture Act;

•                  evidences the succession of another person to us, any guarantor or other obligor upon the debt securities and the assumption by any such successor of any covenants or the covenants of any guarantor or other obligor upon the debt securities under the indenture and in the debt securities of any series;

•                  adds to any covenants or the covenants of any guarantor or other obligor upon the debt securities for the benefit of the holders of all or any series of debt securities, or surrenders any of our rights or powers;

•                  secures the debt securities of any series;

•                  adds or changes any provisions to the extent necessary to facilitate the issuance or administration of debt securities in bearer form or facilitate the issuance or administration of debt securities in global form;

•                  changes or eliminates any provision affecting only debt securities not yet issued;

•                  establishes the form or terms of debt securities and guarantees, if any, of any series not yet issued;

•                  evidences and provides for successor trustees or adds or changes any provisions of the applicable indenture to the extent necessary to permit or facilitate the appointment of a separate trustee or trustees for specific series of debt securities;

•                  permits payment in respect of debt securities in bearer form in the U.S. to the extent allowed by law;

•                  makes provisions with respect to any conversion or exchange rights of holders not adverse to the holders of any debt securities of any series then outstanding with these conversion or exchange rights, which provision directly affects any such series, including providing for the conversion or exchange of debt securities into common shares or preferred shares;

•                  cures any ambiguity, corrects or supplements any provisions which may be defective or inconsistent with any other provision, or makes any other provisions with respect to matters or questions arising under the applicable indenture which shall not be inconsistent with the provisions of the applicable indenture; provided, however, that no such modification or amendment may adversely affect the interest of holders of debt securities of any series then outstanding in any material respect; or

•                  if a debt security of any series is guaranteed, adds a guarantor pursuant to the requirements of the indenture.

The holders of a majority in aggregate principal amount of the debt securities of a series outstanding may waive compliance with certain restrictive covenants and provisions of either indenture with respect to that series.

Original Issue Discount

We may issue debt securities under either indenture for less than their stated principal amount. Such securities may be treated as “original issue discount securities” and they may be subject to special tax consequences. In addition, some debt securities that are offered and sold at their stated principal amount may, under certain circumstances, be treated as issued at an original issue discount for federal income tax purposes. We will describe the federal income tax consequences and other special consequences applicable to securities treated as original issue discount securities in the prospectus supplement relating to such securities. “Original issue discount security” generally means any debt security that:

•                  does not provide for the payment of interest prior to maturity; or

•                  is issued at a price lower than its face value and provides that upon redemption or acceleration of its stated maturity an amount less than its principal amount shall become due and payable.

Notices

Unless we say otherwise in a prospectus supplement, we will send notices to holders of debt securities by mail to the holder’s address as it appears in the register.

Governing Law

Unless we say otherwise in a prospectus supplement, each indenture, the debt securities and any guarantees will be governed by the laws of the State of New York.

Concerning the Trustees

We will identify any relationship that we may have with the trustee for a series of debt securities in a prospectus supplement with respect to particular debt securities.

The holders of a majority in principal amount of all outstanding debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) will have the right to direct the time, method and place of concluding any proceeding for exercising any remedy or power available to the trustee for such series.

If the trustee knows of an event of default that occurs (and is not cured), the trustee will be required to exercise such of the rights and powers vested in it by the applicable indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to these provisions, no trustee will be under any obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities unless they shall have offered to the trustee security and indemnity satisfactory to the trustee against the costs, expenses and liabilities that might be incurred thereby.

PLAN OF DISTRIBUTION

We may sell securities on a negotiated or competitive bid basis to or through one or more underwriters or dealers. We may also sell securities directly to institutional investors or other purchasers or through agents. We will identify any underwriter, dealer or agent involved in the offer and sale of securities, and any applicable commissions, discounts and other items constituting compensation to such underwriters, dealers or agents, in a prospectus supplement.

We may distribute securities from time to time in one or more transactions

•                  at a fixed price or prices, which may be changed;

•                  at market prices prevailing at the time of sale;

•                  at prices related to such prevailing market prices; or

•                  at negotiated prices.

Unless stated otherwise in a prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

In connection with the sale of securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any such underwriter or agent, and we will describe any such compensation paid, in the related prospectus supplement.

Underwriters, dealers and agents may be entitled, under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If stated in a prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with whom such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but shall in all cases be subject to our approval. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

The securities may or may not be listed on a national securities exchange or traded in the over-the-counter market (other than the common stock, which is quoted on The NASDAQ Global Select Market). No assurance can be given as to the liquidity of the trading market for any such securities.

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, SEC rules may limit the ability of any such underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offerings (in other words, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any over-allotment option we may grant to the underwriters, as described in the prospectus supplement. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities. The transactions described above may have the effect of causing the price of the securities to be higher than it would otherwise be.  If commenced, the representatives of the underwriters may discontinue any of the transactions at any time.  In addition, the representatives of any underwriters may determine not to engage in such transactions or that such transactions, once commenced, may be discontinued without notice.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

In no event will the commission or discount received by any NASD member or independent broker-dealer participating in a distribution of securities exceed eight percent of the aggregate principal amount of the offering of securities in which such NASD member or independent broker-dealer participates.

LEGAL MATTERS

Certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by Morrison & Foerster LLP.

EXPERTS

The consolidated financial statements of SI International Inc. included in SI International Inc.’s Form 10-K/A for the year ended December 31, 2005, and SI International’s management assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.

Please call the SEC at (800) SEC-0330 for further information on the operating rules and procedures for the public reference room.

Our prospectus does not contain all of the information included in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in our prospectus and any accompanying prospectus supplement about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. Please refer to the actual exhibit for a more complete description of the matters involved.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of our prospectus, and all information that we will later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act (Exchange Act File No. 000-50080) from the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made from the date of this prospectus until we sell all of the securities under this prospectus as supplemented, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC.  The following documents filed with the SEC are incorporated by reference in this prospectus:

•                  our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2005, filed on May 12, 2006;

•                  our Proxy Statement related to the annual meeting held on June 28, 2006, filed April 25, 2006;

•                  our Current Reports on Form 8-K, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, filed January 6, 2006, February 1, 2006, February 2, 2006, February 14, 2006, February 21, 2006, February 24, 2006, March 3, 2006, March 21, 2006, April 7, 2006, May 2, 2006, May 5, 2006, June 21, 2006, August 1, 2006, August 10, 2006, August 24, 2006, September 11, 2006, October 2, 2006, October 6, 2006, October 12, 2006, October 16, 2006, October 17, 2006, October 31, 2006, and November 8, 2006; and

•                  the description of our capital stock contained in our registration statement on Form S-1 (File No. 333-87964) filed on May 10, 2002, as amended.

Copies of these filings are available at no cost on our website, www.si-intl.com. Amendments to these filings will be posted to our website as soon as reasonably practicable after filing with the SEC. In addition, you may request a copy of these filings and any amendments thereto at no cost, by writing or telephoning us. Those copies will not include exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents or unless you specifically request them. You may also request copies of any exhibits to the registration statement. Please direct your request to:

James E. Daniel, III

Vice President, General Counsel and Secretary

SI International Inc.

12012 Sunset Hills Road

Reston, Virginia 20190

(703) 234-7000

You should rely only on the information in our prospectus, any prospectus supplement and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offer is prohibited by law. You should not assume that the information in this prospectus, any prospectus supplement or any incorporated document is accurate as of any date other than the date of the document.

[Back Cover of Prospectus]

Until                 , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments for subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

The following table itemizes the expenses incurred, or expected to be incurred, by the registrant in connection with the registration and issuance of the securities being registered hereunder. As indicated below, all amounts shown are estimates except for the SEC registration fee.

Registration Fee—SEC	$15,607
Printing Expenses	$50,000	*
Accounting Fees and Expenses	$75,000	*
Legal Fees and Expenses	$75,000	*
Blue Sky Fees and Expenses	$10,000	*
Miscellaneous (including listing fees)	$74,393	*
Total	$300,000	*

* Estimate

Item 15.    Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and other corporate agents under certain circumstances and subject to certain limitations. A corporation has the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. A corporation may indemnify such a person against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

A corporation has the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. A corporation may indemnify such a person against expenses actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation. In such cases, however, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably be entitled to indemnity for such expenses, as the court deems proper.

To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

Indemnification may be made pursuant to paragraphs above only if a determination is made that indemnification is proper because the person has met the applicable standards of conduct described above. This determination must be made by a majority vote of the directors who are not parties to the action, a committee of such directors designated by a majority vote of such directors, independent legal counsel, or the stockholders.

Pursuant to our bylaws, each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the company or is or was serving at the company’s request as a director, officer, employee or agent of another company or of a partnership, joint venture trust or other enterprise, will be indemnified and held harmless to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification will continue as to an indemnitee who has ceased to be a director, officer, employee or agent and will inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except with respect to proceedings to enforce rights to indemnification, we will indemnify an indemnitee in connection with a proceeding initiated by that indemnitee only if the proceeding was authorized by our board.

Our charter specifically provides that our directors are not personally liable to the company or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•                  for any breach of the director’s duty of loyalty to us or our stockholders,

•                  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•                  under Section 174 of the Delaware General Corporation Law, or

•                  for any transaction from which the director derived any improper personal benefit;

provided that, if the Delaware General Corporation Law is amended subsequent to the approval of our charter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the amended Delaware General Corporation Law.

We have purchased an insurance policy with a benefit of approximately $25.0 million in order to insure our officers and directors against certain liabilities incurred by them in the discharge of their functions as such officers and directors, except for liabilities resulting from their own malfeasance.

We have entered into indemnity agreements with our directors and certain of our officers, which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director or executive officer of SI International Inc., and otherwise to the fullest extent permitted under Delaware law and our bylaws. These agreements are in addition to the indemnification provided to our officers under our bylaws in accordance with Delaware law.

Item 16.    Exhibits

Number	Description

1.1*	Form of Underwriting or Purchase Agreement for Debt Securities
1.2*	Form of Underwriting or Purchase Agreement for Equity Securities
4.1

Specimen certificate of SI International, Inc.’s common stock (previously filed as Exhibit 4.2 to SI International, Inc.’s Registration Statement on Form S-1 (File No. 333-87964) filed on November 5, 2002 and incorporated herein by reference)

4.2*	Form of Certificate of Designation for preferred stock
4.3*	Form specimen of certificate representing preferred stock
4.4*	Form of Indenture for Senior Debt Securities
4.5*	Form of Indenture for Subordinated Debt Securities
4.6*	Form of Warrant
4.7*	Form of Deposit Agreement
4.8

Registration Rights Agreement, as amended (filed as Exhibit 4.1 to SI International, Inc.’s Registration Statement on Form S-1/A (File No. 333-87964) filed on October 25, 2002 and incorporated herein by reference)

5.1	Opinion of Morrison & Foerster LLP regarding the validity of the securities being registered hereunder
12.1	Statement Regarding Computation of Ratios
23.1	Consent of Ernst & Young LLP
23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page hereto)

*     If required, this exhibit will be filed in an amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.

Item 17.    Undertakings.

(a)     The undersigned registrants hereby undertake:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) , (a)(1)(ii) and (a)(1)(iii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the undersigned registrant(s) pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such effective date.

(5)     That, or the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(B)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(C)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(D)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the respective registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e)   The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)    If and when applicable. the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on November 14, 2006.

SI INTERNATIONAL INC.
By:	/s/ S. Bradford Antle
S. Bradford Antle President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints S. Bradford Antle and Thomas E. Dunn, and any of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE

/s/ S. Bradford Antle	President, Chief Executive Officer
S. Bradford Antle	(principal executive officer) and Director	November 14, 2006

/s/ Ray J. Oleson
Ray J. Oleson	Executive Chairman	November 14, 2006

/s/ Thomas E. Dunn	Executive Vice President, Chief Financial Officer and
Thomas E. Dunn	Treasurer (principal accounting officer)	November 14, 2006

/s/ Maureen A. Baginski
Maureen A. Baginski	Director	November 14, 2006

/s/ Charles A. Bowsher
Charles A. Bowsher	Director	November 14, 2006

/s/ James E. Crawford, III
James E. Crawford, III	Director	November 14, 2006

/s/ Walter J. Culver
Walter J. Culver	Director	November 14, 2006

/s/ Walter C. Florence
Walter C. Florence	Director	November 14, 2006

/s/ General R. Thomas Marsh
General R. Thomas Marsh	Director	November 14, 2006

/s/ General Dennis J. Reimer
General Dennis J. Reimer	Director	November 14, 2006

/s/ Edward H. Sproat
Edward H. Sproat	Director	November 14, 2006

/s/ John P. Stenbit
John P. Stenbit	Director	November 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on November 14, 2006.

SI INTERNATIONAL APPLICATION DEVELOPMENT, INC.
By:	/s/ S. Bradford Antle
S. Bradford Antle President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE

/s/ S. Bradford Antle	Board Member and President
S. Bradford Antle	(principal executive officer)	November 14, 2006

/s/ Thomas E. Dunn	Board Member, Chief Financial Officer and Treasurer
Thomas E. Dunn	(principal accounting officer)	November 14, 2006

/s/ Ray J. Oleson
Ray J. Oleson	Chairman	November 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on November 14, 2006.

SI INTERNATIONAL CONSULTING, INC.
By:	/s/ S. Bradford Antle
S. Bradford Antle President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE

/s/ S. Bradford Antle	Board Member and President
S. Bradford Antle	(principal executive officer)	November 14, 2006

/s/ Thomas E. Dunn	Board Member, Chief Financial Officer and Treasurer
Thomas E. Dunn	(principal accounting officer)	November 14, 2006

/s/ Ray J. Oleson
Ray J. Oleson	Chairman	November 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on November 14, 2006.

SI INTERNATIONAL LEARNING, INC.
By:	/s/ S. Bradford Antle
S. Bradford Antle President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE

/s/ S. Bradford Antle	Board Member and President
S. Bradford Antle	(principal executive officer)	November 14, 2006

/s/ Thomas E. Dunn	Board Member, Chief Financial Officer and Treasurer
Thomas E. Dunn	(principal accounting officer)	November 14, 2006

/s/ Ray J. Oleson
Ray J. Oleson	Chairman	November 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on November 14, 2006.

SI INTERNATIONAL ENGINEERING, INC.
By:	/s/ S. Bradford Antle
S. Bradford Antle President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE

/s/ S. Bradford Antle	Board Member and President
S. Bradford Antle	(principal executive officer)	November 14, 2006

/s/ Thomas E. Dunn	Board Member, Chief Financial Officer and Treasurer
Thomas E. Dunn	(principal accounting officer)	November 14, 2006

/s/ Ray J. Oleson
Ray J. Oleson	Chairman	November 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on November 14, 2006.

SI INTERNATIONAL TELECOM CORPORATION
By:	/s/ S. Bradford Antle
S. Bradford Antle President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE

/s/ S. Bradford Antle	Board Member and President
S. Bradford Antle	(principal executive officer)	November 14, 2006

/s/ Thomas E. Dunn	Board Member, Chief Financial Officer and Treasurer
Thomas E. Dunn	(principal accounting officer)	November 14, 2006

/s/ Ray J. Oleson
Ray J. Oleson	Chairman	November 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on November 14, 2006.

MATCOM INTERNATIONAL CORP.
By:	/s/ S. Bradford Antle
S. Bradford Antle President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE

/s/ S. Bradford Antle	Board Member and President
S. Bradford Antle	(principal executive officer)	November 14, 2006

/s/ Thomas E. Dunn	Board Member, Chief Financial Officer and Treasurer
Thomas E. Dunn	(principal accounting officer)	November 14, 2006

/s/ Ray J. Oleson
Ray J. Oleson	Chairman	November 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on November 14, 2006.

SI INTERNATIONAL TECHNOLOGY SERVICES, INC.
By:	/s/ S. Bradford Antle
S. Bradford Antle President Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE

/s/ S. Bradford Antle	Board Member and President
S. Bradford Antle	(principal executive officer)	November 14, 2006

/s/ Thomas E. Dunn	Board Member, Chief Financial Officer and Treasurer
Thomas E. Dunn	(principal accounting officer)	November 14, 2006

/s/ Ray J. Oleson
Ray J. Oleson	Chairman	November 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on November 14, 2006.

BRIDGE TECHNOLOGY CORPORATION
By:	/s/ S. Bradford Antle
S. Bradford Antle President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE

/s/ S. Bradford Antle	Board Member and President
S. Bradford Antle	(principal executive officer)	November 14, 2006

/s/ Thomas E. Dunn	Board Member, Chief Financial Officer and Treasurer
Thomas E. Dunn	(principal accounting officer)	November 14, 2006

/s/ Ray J. Oleson
Ray J. Oleson	Chairman	November 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on November 14, 2006.

SHENANDOAH ELECTRONIC INTELLIGENCE, INC.
By:	/s/ S. Bradford Antle
S. Bradford Antle President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE

/s/ S. Bradford Antle	Board Member and President
S. Bradford Antle	(principal executive officer)	November 14, 2006

/s/ Thomas E. Dunn	Board Member, Chief Financial Officer and Treasurer
Thomas E. Dunn	(principal accounting officer)	November 14, 2006

/s/ Ray J. Oleson
Ray J. Oleson	Chairman	November 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on November 14, 2006.

SI INTERNATIONAL SEIT, INC.
By:	/s/ S. Bradford Antle
S. Bradford Antle President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE

/s/ S. Bradford Antle	Board Member and President
S. Bradford Antle	(principal executive officer)	November 14, 2006

/s/ Thomas E. Dunn	Board Member, Chief Financial Officer and Treasurer
Thomas E. Dunn	(principal accounting officer)	November 14, 2006

/s/ Ray J. Oleson
Ray J. Oleson	Chairman	November 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on November 14, 2006.

ZEN TECHNOLOGY, INC.
By:	/s/ S. Bradford Antle
S. Bradford Antle President Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE

/s/ S. Bradford Antle	Board Member and President
S. Bradford Antle	(principal executive officer)	November 14, 2006

/s/ Thomas E. Dunn	Board Member, Chief Financial Officer and Treasurer
Thomas E. Dunn	(principal accounting officer)	November 14, 2006

/s/ Ray J. Oleson
Ray J. Oleson	Chairman	November 14, 2006